Signatures

	Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 the Registrant (certifies that it meets all of the requirements for effectiveness of this registration statement under rule 485(b) under the Securities Act and) has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Austin the in State of Texas on January 31, 2001.

     TEXAS CAPITAL VALUE FUNDS, INC.

     by:  /s/Mark A. Coffelt
             Mark A Coffelt
             President


/s/Mark A. Coffelt	President, Chief Investment Officer and Director
Mark A Coffelt                                        Jan 31, 2001

/s/Edward Clark         Director                      Jan 31, 2001
Edward D. Clark

/s/John Henry McDonald  Director                      Jan 31, 2001
John Henry McDonald

/s/Janis Claflin        Director                      Jan 31, 2001
Janis Claflin

/s/Eric Barden		        Secretary                     Jan 31, 2001
Eric Barden